QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm in this Registration Statement on Form S-3 (including any amendments thereto) filed by Bill Barrett Corporation, as well as in the notes to the financial statements incorporated in such Form S-3, to the audit letter dated January 14, 2009, and effective as of December 31, 2008, and the audit letter dated January 11, 2008, and effective as of December 31, 2007, and to the inclusion of each of those reports as an appendix to the prospectus included in that registration statement or a prospectus supplement to that prospectus and/or as an exhibit to that registration statement.

We further consent to the reference to our firm as experts in this Form S-3, including the prospectus included in this Form S-3 or a prospectus supplement to that prospectus.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (SCOTT) REES III, P.E. C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas
April 23, 2009

QuickLinks

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS